 Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Appoints William C. Kennally, III President and CEO

PORT WASHINGTON, N.Y., September 27, 2017 -- ACETO Corporation (Nasdaq: ACET), an international company engaged in the development, marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, announced that it has appointed William C. Kennally, III, as President and Chief Executive Officer effective October 2, 2017.

Salvatore Guccione, ACETO’s Chief Executive Officer has stepped down from all positions with Aceto effective today.

“As we continue to transition the company to one focused on human health and specifically finished dosage form generic drugs, Bill’s deep, multi-faceted experience gained over a 37-year distinguished career in the pharmaceutical arena and dynamic leadership are the attributes the board is looking for to drive strong long-term growth for ACETO. Having served on the ACETO Board of Directors for the past year, Bill has had first-hand involvement in crafting strategic direction for the company and in guiding discussions about managing the many issues arising from the changing generic drug distribution environment. As such he is well equipped to make immediate and positive contributions to the company,” said Chairman of the Board Albert Eilender. “On behalf of the Board I would like to thank Sal for his contributions to ACETO’s transition to a human health company during his tenure as CEO.”

Mr. Kennally commented, “I’m excited for this opportunity to utilize my management and leadership experience to lead the company to exciting new endpoints and deliverables. Over the past several years, ACETO has successfully laid the foundation for its transition to a human health company. I expect to build on that success while exploring and introducing new capabilities to strengthen the company’s competitive position in the generics drug industry.”

Mr. Kennally started his career in 1979 with The Upjohn Company which was later acquired by Pharmacia. During his career, Bill held positions of increasing responsibility within Pfizer and Pharmacia including President, Greenstone, LLC, a generic and authorized generic pharmaceuticals supplier which became a wholly-owned subsidiary of Pfizer, Inc. In 2010, Bill became Regional President North America; Global Established Products for Pfizer, and prior to his retirement in 2015 was Regional President North America Advisor, Global Established Pharma with Pfizer.

About ACETO

ACETO Corporation, incorporated in 1947 and with offices and operations in 10 countries, is engaged in the development, marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceuticals), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products).

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.  ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
LHA
Jody Burfening
jburfening@lhai.com

(212) 838-3777